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                                                                   EXHIBIT 10.1B

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 29, 1999, by and between ObjectShare, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 10, 1998, as may be amended from time to time. (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement and in that certain Collateral Assignment, Patent Mortgage and Security Agreement, dated December 10, 1998, by and between Borrower and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the indebtedness shall be referred to as the "Existing Loan Documents".

3.     DESCRIPTION OF CHANGE IN TERMS.

       A.     Modification(s) to Loan Agreement.

              1. Item "(a)" under Section 2.3 entitled "Interest Rates,
                 Payments, and Calculations" is hereby amended to read as follows:

                 Except as set forth in Section 2.3(b). Advances shall bear interest, on the average daily balance, at a per annum rate equal to:

                 1.75 percentage points above the Prime Rate if Borrower's Total Liabilities to Tangible Net Worth is greater than or equal to
                 2.50 to 1.00; or

                 1.00 percentage point above the Prime Rate if Borrower's Total Liabilities to Tangible Net Worth is less than 2.50 to 1.00, but greater than or equal to 2.00 to 1.00; or

                 0.75 percentage points above the Prime Rate if Borrower's Total Liabilities to Tangible Net Worth is less than 2.00 to 1.00.

                 The per annum rate applied to Advances shall be adjusted, if needed, on the first day of the month following Bank's receipt of Borrower's Compliance Certificate indicating a material change in Borrower's Total Liabilities to Tangible Net Worth.

              2. Notwithstanding the requirements contained in the second paragraph under Section 6.3 entitled "Financial Statements, Reports, Certificates," until the earlier of either (a) June 30, 1999 or (b) Borrower's Quick Assets to Current Liabilities less deferred revenues are greater than or equal to 1.50 to 1.00, within five (5) days after the last day and the 15th of each month, Borrower shall deliver to Bank
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               a Borrowing Base Certificate signed by a Responsible Officer, together with aged listings of accounts receivable and accounts payable.

          3.   Notwithstanding the financial covenant requirement in Section
               6.8 entitled "Quick Ratio", Borrower shall maintain a ratio of Quick Assets to Current Liabilities less deferred revenues of at least 1.30 to 1.00 for the fiscal quarter ending March 31, 1999.

          4. Section 6.9 entitled "Tangible Net Worth" is hereby amended to read as follows:

               Borrower shall maintain as of fiscal quarter ending March 31, 1999, a Tangible Net Worth of not less than $1,000,000, and increasing to $2,000,000 as of each fiscal quarter ending thereafter.

     B.   Waiver of Financial Covenant Defaults

          1. Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth covenant as of fiscal quarters ended September 30, 1998 and December 31, 1998. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing periods. Accordingly, for the fiscal quarter ending March 31, 1999, Borrower shall be in compliance with this covenant, as amended herein.

               Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all-other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of One Thousand Dollars ($1,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


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8.   CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 BANK:

OBJECTSHARE, INC.                         SILICON VALLEY BANK

By:  /s/ KEVIN E. BROOKS                  By:  /s/ DAN M. GREGOR
   --------------------------------       --------------------------------

Name:    Kevin E. Brooks                  Name:    Dan M. Gregor
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Title:   Chief Financial Officer          Title:   Vice President
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